                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    GOLDEN ISLES FINANCIAL HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             Gregory S. Junkin, Paul D. Lockyer, Scott A. Junkin
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  MEMORANDUM


To:     The Shareholders of Golden Isles Financial Holdings, Inc. (The
        "Company")

From:   Gregory S. Junkin and Paul D. Lockyer

Re:     Admissions by the Whelchel Group

Date:   February 20, 1997


        We have previously advised you that the Whelchel Group's personal attacks and charges against us (set forth in their letter of January 3) and other claims are FALSE, MISLEADING and INCONSISTENT. The Company's Proxy Statement, filed on February 17 at the direction of Whelchel Group, in effect shows that we are correct.

        Here are a few examples:

        1. In their January 3, letter, the Whelchel Group told you that the Company purchased $14,000 of furniture for the Company's headquarters from Greg and his partners "without the consent or approval of the Board of Directors." In their Proxy Statement, the Whelchel Group NOW ADMITS that this purchase "was done with the consent of the Board of Directors."

        2. In their January 3 letter, the Whelchel Group implied that this furniture was misappropriated after the purchase. This implication has been dropped in their Proxy Statement, as it had to be, because any such implication is totally false.

        3. In their January 3 letter, the Whelchel Group told you that "the propriety of the Board's action [in removing us from office] was again confirmed by action taken by the banking regulators." This was a blatant attempt by the Whelchel Group to mislead you into thinking that the banking regulators were siding with them. however, in their Proxy Statement, the Whelchel Group NOW ADMITS that "the Company has not asked, and the regulators have not taken a position with regard to the control issues presented by the [Junkin/Lockyer Special Meeting Proposals]." In other words, the Whelchel Group now admits that THE BANKING REGULATORS ARE NEUTRAL AND DO NOT ENDORSE THE WHELCHEL GROUP.

        4. In their January 3 letter, the Whelchel Group include the so-called "Arkansas loan" as one of the reasons for our removal from office and implied that they were unaware of the loan. In their Proxy Statement, the Whelchel Group NOW ADMITS that this loan was approved by the "Commitment Committee" which included Jimmy D. Veal and L. McRee Harden, both members of the Whelchel Group.

        5. In his letter to you of October 25, 1996 (reporting our removal), Mr. Whelchel asserted that "...management...deviated from the original mission of providing banking and financial services to local communities." His implication was that the Whelchel Group was not part of the process of entering and expanding the mortgage banking business. However, the Whelchel Group states in their Proxy Staltement that the expansion of the mortgage company's activities "was done with the knowledge of the [Whelchel Group]," and that "[the Board of Directors (including the [Whelchel Group]) unanimously voted to approve the creation of the Commitment Committee," "for the purpose of approving warehouse lending relationships initiated by [the mortgage company]--"

        We hope the foregoing helps you to assess the lack of credibility of the Whelchel Group, and gives you additional reasons to support our Special Meeting Proposals.

        IF YOU HAVE NOT ALREADY DONE SO, WE URGE YOU TO VOTE FOR OUR SPECIAL MEETING PROPOSALS BY CAREFULLY MARKING EACH "FOR" BOX ON THE GREEN PROXY CARD, SIGNING IT, DATING IT AND RETURNING IT IN THE ENVELOPE PREVIOUSLY PROVIDED.

        WE URGE YOU NOT TO RETURN THE ORANGE PROXY CARD PROVIDED BY THE WHELCHEL GROUP. IF YOU HAVE VOTED AGAINST OUR PROPOSALS AND WISH TO CHANGE YOUR VOTE, YOU MAY DO SO BY COMPLETING, SIGNING, DATING AND RETURNING THE GREEN PROXY CARD. THIS WILL REVOKE YOUR EARLIER PROXY.

        If you have any questions or require another GREEN proxy card, please call either of us at:

                        Gregory S. Junkin       Paul D. Lockyer
                        (912) 638-4447          (912) 638-2381